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                       SUBSIDIARIES OF CINEMARK USA, INC.

USA

Cinemark USA, Inc.
Cinemark Corporation
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Cinemark Paradiso, Inc. (f/k/a Cinemark Transportation, Inc.)
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Missouri City Central 6, Inc.
Brainerd Ltd.
Cinemark International L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark Leasing Company (fka Tinseltown Equities, Inc.)
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Laredo Joint Venture, Ltd.


MEXICO

Cinemark de Mexico, S.A. de C.V.
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Inmobilaria Cinemark S.A. de C.V.


CHILE

Cinemark Chile S.A.
Inversiones Cinemark S.A.


BRITISH VIRGIN ISLANDS

Worldwide Investment Inc./BVI


TAIWAN

Cinemark-Core Pacific, Ltd. (Taiwan)


UNITED KINGDOM

Cinemark Theatres U.K., Ltd.
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BRASIL

Cinemark Brasil S.A.
Cinemark Empreendimentos e. Participacoes LTDA


CANADA

Cinemark Theatres Canada, Inc.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.


ECUADOR

Cinemark del Ecuador S.A.


PERU

Cinemark del Peru S. de R.L.


ARGENTINA

Cinemark Argentina, S.A.
Cinemark Rio de la Plata Associates S.R.L.
Prodecine S.A. de C.V. (Survivor of merger with Cinemark Investments Argentina as of 12/31/99)


CENTRAL AMERICA

Cinemark Panama, S.A.
Cinemark Equity Holdings Corporation/BVI
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S.R.L.
Cinemark Costa Rica S.R.L.
Cinemark El Salvador Ltda. de C.V.


COLOMBIA

Cinemark Colombia S.A.


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